 The undersigned herewith agree to following amendments (Amendments #3) to the Definitive Agreement  between CLEAN TRANSPORTATION GROUP, INC. (former QUINTANA GOLD RESOURCES  CORP.) and ENGINE CLEAN SOLUTIONS, INC. dated May  13, 2011:

 Paragraph 2.e shall be amended to read as follows:

e.

In addition to the above commitment, the SELLERS shall hold a promissory note from QGRC in the aggregate amount of $500,000 (the “Promissory Note”), representing the payments due to the SELLERS, as attached hereto as Addendum “D”. In the event of default on any portion of the promissory note, CTGI shall issue to the SELLERS 2 million common shares from its treasury.

Paragraph 2.b shall be amended to read as follows:

b.

The Shares as at the Closing Date shall have a minimum fair market value of $0.10 per Share, unless otherwise recommended by QGRC’s auditors;

Paragraph 7 shall be amended to read as follows:

QGRC shall not at any time interfere with the Management and Operation of the COMPANY, its subsidiary, provided however that such Management and Operation of the COMPANY shall at all times be within its Industry’s Standards and subject to the Laws of Canada and the USA and any other country of operation, and furthermore, that such Management and Operation shall not be to the detriment of QGRC and/or the COMPANY. Decisions taken by Engine Clean Solutions, Inc. management that might affect CTGI need to be approved by the Board of Directors or management of CTGI.

Paragraph 18 shall be amended to read as follows:

The SELLERS shall select one Director to join the Board of Directors of QGRC, which appointee shall be appointed by QGRC to its Board of Directors upon the Closing Date of this Agreement. QGRC shall select one Director to join the Board of Engine Clean Solutions, Inc., which appointee shall be appointed by Engine Clean Solutions, Inc. to its Board of Directors as soon as is practical following the selection.

  Dated this 12th day of October, 2011

  BUYER:

  CLEAN TRANSPORTATION GROUP, INC.

   __________________________________

   Delbert G. Blewett, Secretary

SELLERS

___________________________________

_____________________________________

Kyung Ae Kim

Robert A. Doty

ENGINE CLEAN SOLUTIONS, INC.

Per.

_____________________________________

Dr. Joe Doty,

President & CEO